Exhibit 99.1

CorMedix Inc. 2015 Year in Review and 2016 Objectives

Dear Shareholders and Investors,

Bedminster, NJ – February 22, 2016 – CorMedix Inc. (NYSE MKT: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory disease, is pleased to provide a summary of its 2015 business accomplishments and its 2016 anticipated activities and objectives.  During 2015, the Company made tremendous strides towards product approval and commercialization in the US.

Milestones Achieved in 2015:

❖	Initiated United States pivotal Phase 3 clinical “LOCK-IT 100” (Catheter Lock Solution Investigational Trial) of Neutrolin® for hemodialysis patients with central venous catheters
o	Multi-center, randomized, double-blind, active-controlled trial designed to enroll up to 632 patients
o
Designed to demonstrate safety and efficacy of Neutrolin for preventing catheter-related bloodstream infection in patients on hemodialysis for end-stage renal disease with robust statistical significance

o	Patients will be randomized into the Neutrolin or control arm (heparin)

❖	Awarded Qualified Infectious Disease Product Designation (QIDP) for Neutrolin for the prevention of catheter-related blood stream infections in hemodialysis patients with central venous catheters
o
Enables Neutrolin to benefit from incentives provided under the Generating Antibiotic Incentives Now (GAIN) program, including priority review, and, when approved by the FDA, an additional five-year extension of Hatch-Waxman patent exclusivity

o	To be a QIDP, a drug must be intended to treat serious or life-threatening infections, specifically those caused by “qualified pathogens”, as determined by the FDA

❖	Received FDA Fast Track Status for Neutrolin for the treatment of hemodialysis patients with central venous catheters
o	Granted to drug products designed to treat a serious condition that have been shown to potentially address an unmet medical need
o	Provides CorMedix the opportunity to meet with the FDA more frequently during the review process and request priority review of CorMedix’s marketing application
o	Neutrolin is being developed to combat pathogens known to pose a serious threat to public health by causing bloodstream infections in ICU, oncology and hemodialysis patients
❖	Validated clinical utility of Neutrolin by completing the Usage Monitoring Program in Germany
o	Real-world observational study provides valuable information about the use of the approved product in Germany
o	Data will be used as supplemental safety data for CorMedix’s application for marketing authorization in the US

❖	Published abstracts at Kidney Week 2015 highlighting the economic burden to Providers and Payers as a result of central venous catheter complications

❖	Advanced discussions with the FDA regarding the second Phase 3 trial using Neutrolin in oncology patients on Total Parental Nutrition (TPN)

❖	Granted six provisional patents covering additional applications using taurolidine in sutures, hydrogels and mesh products

❖	Instituted a Cost Reduction Program that is designed to significantly reduce the cost of taurolidine manufacturing by up to 65 percent plus

❖	Added to the Russell Global and Russell 3000 Indices, providing enhanced visibility and a broader shareholder base

Randy Milby, CorMedix CEO, said, “Having accomplished these significant milestones in 2015, we believe we are poised to advance our product pipeline and move closer to product approval in the US in the next two years.  We believe CE marking in Europe and the Middle East, and our NUMP data, provide support for our expectations for success for the current Neutrolin trials.  CorMedix plans to leverage the momentum from 2015 to further advance the Neutrolin development programs and increase shareholder value.”

Key strategic activities and milestones anticipated in 2016 include:

❖	Complete enrollment in pivotal Phase 3 “LOCK-IT 100” multi-center clinical trial of Neutrolin for hemodialysis patients with central venous catheters
❖	Complete discussions with FDA on the protocol for the second Phase 3 trial using Neutrolin in oncology patients on TPN
❖	Initiate second pivotal Phase 3 “LOCK-IT 200” multi-center clinical trial of Neutrolin for oncology patients on TPN

❖	Publish Neutrolin Usage Monitoring Program data in the peer-reviewed American Journal of Kidney Diseases
❖	Request and obtain Orphan Drug Designation for pediatric neuroblastoma stage IV
❖	Obtain Orphan Drug Designation for pediatric central venous catheter utilization
❖	Support development of taurolidine-based products in the medical device space by pursuing new government or partnership grants and/or contract funding opportunities
❖	Continue Cost Reduction Program, targeting Neutrolin COGS reduction by 65% plus for U.S. launch
❖	Initiate Pharmacoeconomics studies within the “LOCK-IT 100” and “LOCK-IT 200” trials
❖	Initiate and complete secondary data analysis of health economics in oncology patients (colorectal, breast, and lung)
❖	Publish initial pharamcoeconomic secondary data analysis in ICU patients in a prominent peer-reviewed journal
❖	Pursue business development partnership in the medical device arena
❖	Continue ongoing conversations with CMS regarding Neutrolin reimbursement prior to launch

Mr. Milby concluded, “While our focus remains on advancing our therapeutic Neutrolin through clinical studies toward FDA approval, we recognize that taurolidine could offer benefits beyond what is currently available in marketed antimicrobial sutures, creating opportunities for possible expansion. We’re currently exploring opportunities to jointly develop taurolidine-integrated medical devices to fight infections in other clinical settings.”

About Neutrolin®
Neutrolin® is a novel formulation of taurolidine, citrate and heparin 1000 u/ml that provides a combination preventative solution, decreases the triple threat of infection, thrombosis and biofilm to keep catheters operating safely and efficiently by optimizing catheter blood flow while minimizing infections and biofilm formation for oncology, hemodialysis, and intensive care patients. Neutrolin has CE mark approval for use in the European Union. The U.S. Food and Drug Administration (FDA) has designated Neutrolin as a Qualified Infectious Disease Product (QIDP), which provides an additional five years of market exclusivity in addition to the five years granted for a New Chemical Entity.

Of note is the recent release of the end stage renal disease Prospective Payment System final rule from the Centers for Medicare & Medicaid Services (CMS), as it proposed an approach to pay for new drugs that suggests the agency is open to considering alternative reimbursement schemes for products that have been designated as priorities by the FDA under the GAIN Act or the Qualified Infectious Disease Product (QIDP) Act. CorMedix will be working with CMS to discuss Neutrolin specifically and hopes to position it favorably in light of its potential to reduce infections and lower healthcare system costs.

About CorMedix Inc.
CorMedix Inc. is an emerging commercial-stage biopharmaceutical company that is initiating the US pivotal trial of a novel anti-infective solution, which has been described as the best in class product for catheter related blood infections (CRBI). CRBIs face a large unmet medical need.  The Company seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac, renal and infectious diseases. CorMedix's first commercial product approved in Europe is Neutrolin®, an anti-infective solution for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients, in addition to oncology patients, critical care patients, and patients receiving total parenteral nutrition, IV hydration, and/or IV medications. Neutrolin is a liquid formulation designed to prevent central venous catheter infection as well as catheter obstruction, also referred to as maintenance of catheter patency, in central venous catheters.  CorMedix initiated a Phase 3 clinical study in the United States in the fourth quarter of 2015.   CorMedix enjoys a solid patent portfolio, and expanding product pipeline, and the important benefits of Fast Track status as well as a Qualified Infectious Disease Product designation.  The initial and subsequent products under development will address significant unmet needs in the United States and in the rest of the world. For more information visit: www.cormedix.com.

For Investors & Media:
CorMedix
Maureen McEnroe, CFA: mmcenroe@machealthcare.com;  (914) 588-1873

Tiberend Strategic Advisors, Inc.
Joshua Drumm, Ph.D.: jdrumm@tiberend.com; (212) 375-2664
Janine McCargo: jmccargo@tiberend.com; (646) 604-5150

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, financing plans, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: CorMedix’s ability to identify and enter into strategic transactions; the cost, timing and results of the planned Phase 3 trials for Neutrolin® in the U.S.; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates, including marketing of Neutrolin in countries other than Europe; the risks associated with the launch of Neutrolin in new  markets; CorMedix's ability to enter into, execute upon and maintain collaborations with third parties for its development and marketing programs; CorMedix's ability to maintain its listing on the NYSE MKT; the risks and uncertainties associated with CorMedix's ability to manage its limited cash resources; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; obtaining additional financing to support CorMedix's research and development and clinical activities and operations; CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers, sales and marketing organizations, and consultants; and protecting the intellectual property developed by or licensed to CorMedix. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.